Exhibit 99.B(d)(78)

Schedule A
to the

Sub-Advisory Agreement
between

SEI Investments Management Corporation
and

PineStone Asset Management Inc.

As of September 8, 2022, as amended December 9, 2024

SEI INSTITUTIONAL INVESTMENTS TRUST

World Select Equity Fund

Large Cap Fund

Large Cap Disciplined Equity Fund

Schedule B
to the

Sub-Advisory Agreement
between

SEI Investments Management Corporation
and

PineStone Asset Management Inc.

As of September 8, 2022, as amended December 9, 2024

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

World Select Equity Fund, Large Cap Fund and Large Cap Disciplined Equity Fund

[REDACTED]

Agreed and Accepted:

SEI Investments Management Corporation	PineStone Asset Management Inc.

By:	/s/ James Smigiel	By:	/s/ David Doumani

Name:	James Smigiel	Name:	David Doumani

Title:	Chief Investment Officer	Title:	Chief Compliance Officer

By:	/s/ Claudia Gourde

Name:	Claudia Gourde

Title:	General Counsel and Chief Operating Officer